Exhibit 99.1

TOP Financial Group Limited Addresses Recent Unusual Fluctuations in Stock Price

HOUSTON, Texas, Nov. 03, 2026 (GLOBE NEWSWIRE) -- TOP Financial Group Limited (NASDAQ: TOP, “TOP” or the “Company”), a fast-growing online brokerage firm specializing in local and foreign equities, futures, and options products, today issued a statement addressing the recent unusual fluctuations in its stock price and provided updates on its strategic business developments.

The Company confirmed that its business operations are progressing normally, and management remains fully focused on executing its established strategy and driving long-term business growth. As of the time of this announcement, the Company is not aware of any material, undisclosed corporate developments or information that would account for the recent volatility in its stock price. TOP will continue to strictly adhere to all information disclosure requirements mandated by the U.S. Securities and Exchange Commission (SEC) and NASDAQ.

As previously announced, the Company has established its global headquarters in Houston, Texas. Furthermore, TOP is actively planning to establish a dedicated Artificial Intelligence (AI) Research and Development Center in Silicon Valley, California. The planned facility is intended to bolster the Company's technological capabilities in financial technology (fintech), data analytics, and AI applications.

TOP is progressively expanding its presence in the United States, driving the integration of traditional financial services with advanced data analytics technologies. The Company develops and deploys advanced AI solutions designed to create scalable, technology-driven business lines while directly supporting and optimizing its core fintech operations. Key areas of AI integration include online brokerage and asset management, predictive risk assessment, wealth management and advisory, and investment banking workflow. These initiatives aim to improve financial information processing efficiency, risk identification capabilities, and overall professional service standards.

"We fully understand our investors' attention regarding the recent market fluctuations," stated Ms. Jennifer Hoi Ling Tam, Co-Chief Executive Officer of TOP. "The long-term value of our company relies on our strategic execution, technological capabilities, and our ability to consistently create value, rather than short-term stock performance. We will continue to push forward our U.S. localization strategy, scale up our investments in technology R&D, and remain dedicated to building a robust, professional, and highly competitive fintech business infrastructure."

The Company will continue to provide timely updates to the market regarding material business developments in accordance with regulatory requirements.

About TOP Financial Group Limited

The Company, through its operating subsidiaries, provides diversified services including online brokerage platforms specializing in the trading of local and foreign equities, futures, and options products, assets and funds management services, trading solutions services, money lending services, trust services, investor relations and public relations services. In addition, the Company has also entered into artificial intelligence (AI) business segments.

The operating subsidiary, TOP Financial Pte Ltd, was established under the laws of Singapore. The Singapore subsidiary acquired the CMS license from the Monetary Authority of Singapore (“MAS”) to carry out regulated activities in dealing in capital markets products. TOP completed its acquisition of Australia licensed company TOP 500 Sec Pty Ltd. The subsidiary will be able to provide dealing services in derivatives and foreign exchange contracts, and financial product advice for derivatives, foreign exchange contracts, debentures, stocks or bonds. Zhong Yang Securities Limited and Zhong Yang Capital Limited are licensed with the Securities and Futures Commission of Hong Kong ("HKSFC”) to carry out type 1 (dealing in securities), type 2 (dealing in futures contracts) regulated activities, and are licensed with the HKSFC to carry out type 4 (advising on securities), type 5 (advising on futures contracts), and type 9 (asset management) regulated activities in Hong Kong. The operating subsidiary, WIN100 TECH Limited, is a Fintech development and IT support company. It provides trading solutions for clients trading on the world’s major derivatives and stock exchanges. Winrich Finance Limited was formed under the laws of Hong Kong and is a licensed money lending company governed by the Money Lenders Ordinance. Winrich Trust Limited was formed under the laws of Hong Kong to provide trust services to clients. TOP also completed its acquisition of Zhong Yang Financial Services Limited formed under the laws of Hong Kong to provide investor relations and public relations services. The subsidiary has acquired the TCSP license registered with the Companies Registry of Hong Kong. For more information, please visit http://www.top500.com/.

Forward-Looking Statements

This press release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts. When the Company uses words such as "may, "will, "intend," "should," "believe," "expect," "anticipate," "project," "estimate" or similar expressions that do not relate solely to historical matters, it is making forward-looking statements. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that may cause the actual results to differ materially from the Company's expectations discussed in the forward-looking statements. These statements are subject to risks and uncertainties, including, but not limited to: the Company’s ability to establish the AI Research and Development Center and implement its U.S. expansion strategy; the Company’s ability to identify, recruit and retain qualified personnel and advisors; laws and regulations applicable to the Company’s business in the United States, Hong Kong, Singapore, Australia and other jurisdictions; the need to obtain licenses, registrations or approvals that may not be granted; technological, cybersecurity and operational risks; the costs of these initiatives and the Company’s ability to fund them; competition; general market conditions; and other factors discussed in the “Risk Factors” section of the Company’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other filings with the SEC. For these reasons, among others, investors are cautioned not to place undue reliance upon any forward-looking statements in this press release. Additional factors are discussed in the Company's filings with the SEC, which are available for review at www.sec.gov. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof.

For more information, please contact:

Investor Relations:

ZYIR Limited

Ms. Choy Yuen Yin Clare, Director
IR Department
Email: IR@top500.com